SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 17, 2017

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 2.01    Completion of Acquisition or Disposition of Assets.
On August 18, 2017, Citizens Community Bancorp, Inc. a Maryland corporation (the “Company”), completed its previously announced merger (the “Merger”) with Wells Financial Corp., a Minnesota corporation (“Wells”), pursuant to the Agreement and Plan of Merger, dated as of March 17, 2017, by and between the Company and Wells (the “Merger Agreement”). At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Wells ceased, and the Company survived the Merger.
Pursuant to the Merger Agreement, each issued and outstanding share of Wells common stock, $.10 par value, (“Common Stock”) (other than Common Stock held in treasury by Wells, or owned by any wholly-owned subsidiary of the Wells, by the Company or by any wholly-owned subsidiary of the Company or held by dissenting shareholders) was converted into the right to receive (i) $41.31 in cash and (ii) .7598982 shares of Company common stock and (iii) cash in lieu of fractional shares. The aggregate Merger consideration paid to Wells shareholders consisted of approximately $32,206,970 in cash and 592,448 shares of Company common stock.
In connection with the Merger, the Company has caused Wells Federal Bank, a Minnesota state-chartered bank, to merge with and into Citizens Community Federal N.A., a federally-chartered national bank (“Company Bank”), with Company Bank surviving the bank merger.
The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Form 8-K filed on March 17, 2017 and is incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of the Registrant.

As previously disclosed in a Form 8-K filed by the Company on May 31, 2017 (the “May 8-K”), the Company entered into the Second Amended and Restated Loan Agreement (the “Loan Agreement”) with First Tennessee, National Association (“FTN”) whereby FTN terminated the undrawn $3 million revolving line of credit and committed to extend, subject to certain customary closing conditions, a $5 million term loan facility to the Company for the purpose of financing the Merger.

On August 17, 2017, upon the terms and subject to the conditions of the Loan Agreement, the Company borrowed $5 million in the aggregate under the Loan Agreement. As previously disclosed in the May 8-K, the Loan Agreement provides for a floating interest rate that is three-month LIBOR plus 270 basis points, which will be reset quarterly, and the maturity date will be five years from closing. The term loan has a ten year amortization. As collateral for the loan, the Company pledged all of the outstanding shares in its wholly-owned subsidiary, Citizens Community Federal National Association.

The Loan Agreement contains customary representations, warranties, affirmative and negative covenants, and contains customary events of default, including, but not limited to, payment defaults, cross defaults with certain other indebtedness, breaches of covenants and bankruptcy events. In the case of an event of default, the Lender may, among other remedies, accelerate the payment of all obligations.

The foregoing summary of the Loan Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Loan Agreement, which was filed as Exhibit 10.1 to the May 8-K and is incorporated herein by reference.
Item 8.01     Other Events.
On August 18, 2017, the Company issued a press release announcing the closing of the Merger, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
(a) Financial Statements of Businesses Acquired.
The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(d)    Exhibits:

2.1
Agreement and Plan of Merger Between Citizens Community Bancorp, Inc. and Wells Financial Corp. dated as of March 17, 2017 (incorporated by reference to Exhibit 2.1 filed with the Company’s Form 8-K on March 17, 2017).

10.1	Second Amended and Restated Loan Agreement with First Tennessee, National Association dated May 30, 2017. (incorporated by reference to Exhibit 10.1 filed with the Company’s Form 8-K on May 31, 2017).

99.1	Press Release of Citizens Community Bancorp, Inc. dated August 18, 2017 announcing the closing of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.
(Registrant)

Date: August 18, 2017	By:	/s/ Mark C. Oldenberg
Mark C. Oldenberg
Chief Financial Officer